Exhibit 16

June 6, 2014 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Grant Thornton LLP 175 W Jackson Boulevard, 20th Floor Chicago, IL 60604-2687 T 312.856.0200 F 312.565.4719 www.GrantThornton.com

Re: Chicago Rivet & Machine Co.
File No. 000-01227

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Chicago Rivet & Machine Co. dated June 6, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd